UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 6, 2018

Central Garden & Pet Company

(Exact name of registrant as specified in its charter)

Delaware	001-33268	68-0275553
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1340 Treat Boulevard, Suite 600, Walnut Creek, California	94597
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (925) 948-4000

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 13, 2018, Central Garden & Pet Company (the “Company”) completed the sale of 5,000,000 shares of Class A common stock (the “Class A Common Stock”) at a public offering price of $37.00 per share pursuant to an underwriting agreement, dated August 8, 2018 (the “Underwriting Agreement”), among the Company and Merrill Lynch, Pierce, Fenner & Smith, J.P. Morgan Securities LLC, BMO Capital Markets Corp. and SunTrust Robinson Humphrey, Inc., as representatives of the several underwriters named in the Underwriting Agreement. Pursuant to the Underwriting Agreement, the Underwriters have a 30-day option to purchase up to 750,000 additional shares of Class A Common Stock. A copy of the Underwriting Agreement is filed herewith as Exhibit 1.1.

The offering of Class A Common Stock was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to an effective automatic shelf registration statement on Form S-3 filed with the Securities and Exchange Commission on December 7, 2017 (file no. 333-221935), as supplemented by a preliminary prospectus supplement dated August 6, 2018 and a final prospectus supplement dated August 8, 2018.

The Company intends to use the net proceeds from the offering for general corporate purposes, including funding potential acquisitions.

Item 7.01. Regulation FD Disclosure.

On August 6, 2018, the Company issued a press release announcing that it had launched the offering of up to $200 million shares of Class A Common Stock. A copy of the press release is furnished herewith as Exhibit 99.1.

On August 8, 2018, the Company issued a press release announcing that it had priced the offering of 5,000,000 shares of Class A Common Stock. A copy of the press release is furnished herewith as Exhibit 99.2.

The information set forth in the attached Exhibit 99.1 and Exhibit 99.2 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Forward-Looking Statements

This report includes “forward-looking statements” concerning our intended use of proceeds of the Class A Common Stock. These forward-looking statements are based upon our current expectations and various assumptions. Our expectations, beliefs and projections are expressed in good faith, and we believe there is a reasonable basis for them, but we cannot assure you that our expectations, beliefs and projections will be realized.

There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in this report. Important factors that could cause our actual results to differ materially from the forward-looking statements we make in this report are set forth in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2017 and in our other reports we file with the Securities and Exchange Commission. If any of these risks or uncertainties materializes, or if any of our underlying assumptions is incorrect, our actual results may differ significantly from the results that we express in, or imply by, any of our forward-looking statements. We do not undertake any obligation to revise these forward-looking statements to reflect future events or circumstances, except as required by law.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated August 8, 2018, by and among the Company and Merrill Lynch, Pierce, Fenner & Smith, J.P. Morgan Securities LLC, BMO Capital Markets Corp. and SunTrust Robinson Humphrey, Inc., as representatives of the several underwriters named therein.

5.1	Opinion of Orrick, Herrington & Sutcliffe LLP.

23.1	Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1).

99.1	Press Release, dated August 6, 2018, announcing the public offering of Class A Common Stock.

99.2	Press Release, dated August 8, 2018, announcing the pricing of the public offering of Class A Common Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL GARDEN & PET COMPANY

By:	/s/ George A. Yuhas
George A. Yuhas
General Counsel and Secretary

Dated: August 13, 2018